LIMITED POWER OF ATTORNEY FOR
SECTION 16 REPORTING OBLIGATIONS


Know
all by these presents, that the undersigned hereby authorizes
David A.
Hollander of Tennenbaum Capital Partners, LLC, to execute for and on behalf of the undersigned, in the undersigned's individual capacity, and on behalf of Tennenbaum & Co., LLC ("TCO"), in the undersigned's capacity as the managing member of TCO. Schedules 13 and Forms 3, 4 and 5, and any amendments thereto, and cause such schedule(s) or form(s) to be filed with the United States Securities and Exchange
Commission pursuant to Section
13(d)-(g) or Section 16(a) of the
Securities exchange Act of 1934, as
amended. The undersigned hereby
grants to such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.

This

Limited Power of Attorney shall remain in full force and effect until revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this
Limited Power of Attorney to be executed as of this 22nd day of April,
2003.

/s/ Michael E. Tennenbaum

____________________________________

MICHAEL E. TENNENBAUM


STATE OF CALIFORNIA    )
	   )ss.
ACKNOWLEDGMENT
COUNTY OF LOS
ANGELES	   )

    I, Alice M. Carter, a
Notary Public in and for
said County and State, hereby certify that Michael
E. Tennenbaum, whose
name is signed to the foregoing LIMITED POWER OF
ATTORNEY, and who is
known to me, acknowledged before me on this day, that being informed of the contents thereof, he voluntarily executed the same on the day of its date.

    Given under my hand and official seal of office on this
22nd day of April, 2003.

/s/ Alice Carter


__________________________________________________

Notary Public
in
and for said
County and State

********************


Confirming
Statement
This Statement confirms that the undersigned, Suzanne S.
Tennenbaum, has authorized and designated Michael E.
Tennenbaum to execute
and file on the undersigned's behalf all Forms 3, 4 and 5 (including any amendments thereto) that the undersigned may be required to file with the
U.S. Securities and Exchange Commission as a result of the undersigned's ownership of or transactions in securities of Kaiser Group Holdings, Inc.
The authority of Michael E. Tennenbaum under this Statement shall continue until the undersigned is no longer required to file Forms 3, 4 and 5 with regard to her ownership of or transactions in securities of Kaiser Group
Holdings, Inc., unless earlier revoked in writing. The undersigned acknowledges that Michael E. Tennenbaum is not assuming any of the undersigned's responsibilities to comply with Section
16 of the Securities
Exchange Act of 1934, as amended.

Dated:
January 29, 2003


/s/Suzanne S. Tennenbaum